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FORM:3	Company Name:	Talisman Energy Inc.	Stock Symbol:	TLM

CHANGE IN OFFICERS / DIRECTORS / TRUSTEES
A separate Form per individual should be completed. If there are multiple changes, copy and paste electronically or photocopy the form.
Identity of the Individual
	Mr.	Bogle	Edward	W.
	CIVIL TITLE (e.g. MR.,MS, MRS.)	SURNAME	FIRST NAME	MIDDLE NAME(S)

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CHECK HERE	Addition (new appointment)

Position — identify position(s) now held, or to be held, by the individual	Effective Date of Change

CHECK HERE	Deletion (termination or resignation)

Position — identify position(s) from which the individual resigned or was terminated	Effective Date of Change
Executive Vice-President, Exploration	June 18, 2003

CHECK HERE	Change in Position / Title

Position — identify the title or position(s) formerly held by the individual and the one now held by that individual	Effective Date of Change

OLD POSITION(S)

NEW POSITION(S)

For Non-Exempt Company: Has a Personal Information Form been filed with TSX?

YES NO (NOT APPLICABLE – EXEMPT COMPANY)
DATE FILED
Filed on behalf of the Company by: (please enter name and direct phone or email)
NAME	Christine Lee
PHONE / EMAIL	403-237-1184 / clee@talisman-energy.com
DATE	June 19, 2003